                                                                    Exhibit 99.2

                       FINANCIAL STATEMENTS FOR AGIS S.A.

                                      INDEX

                                                                                              Page
                                                                                              ----
Item 1.  Report of Independent Auditors ...................................................   EXA-2

Item 2.  Financial Statements

         Balance Sheets at December 31, 2000, 2001 and
         March 31, 2001 (unaudited) and March 31, 2002 (unaudited) ........................   EXA-3

         Statements of Income for the years ended December 31, 2000 and 2001 and for the three month periods ended March 31, 2001 (unaudited)
         and March 31, 2002(unaudited) ....................................................   EXA-4

         Statements of Changes in Stockholders' Equity for the years ended
         December 31, 2000 and 2001 .......................................................   EXA-5

         Statements of Cash Flows for the years ended December 31, 2000 and 2001 and for the three month periods ended March 31, 2001(unaudited)
         and March 31, 2002 (unaudited) ...................................................   EXA-6

         Notes to Financial Statements ....................................................   EXA-7

                                     EXA-1

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors of AGIS S.A.

We have audited the accompanying balance sheets of AGIS S.A. as of December 31, 2000 and 2001 and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AGIS S.A. at December 31, 2000 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                 ERNST & YOUNG AUDIT  Sp. z o.o.

Warsaw, Poland
April 24, 2002

                                      EXA-2

                                    AGIS S.A.

                                 BALANCE SHEETS
              (Monetary amounts in columns expressed in thousands)

                                                                       December 31,    December     (Unaudited)  (Unaudited)
                                                                           2000        31, 2001       March 31,    March 31,
                                                                                                        2001         2002
                                                                       -----------------------------------------------------
                              ASSETS
Current Assets
Cash and cash equivalents                                                 $    651     $    344       $    228     $    219
Accounts receivable, (net of allowance for doubtful accounts of
$398,000 and $504,000 for December 31, 2000 and 2001 respectively and $504,000 and $641,000 for March 31, 2000 (unaudited) and 2001
(unaudited), respectively                                                    7,155        6,873          6,204        6,755
Inventories                                                                  2,352        2,536          2,985        3,495
Deferred income taxes                                                           37           48             46           67
Value added tax  receivable                                                      -          911              -            -
Prepaid expenses and other current assets                                       20           31             30           67
                                                                       -----------------------------------------------------
Total Current Assets                                                        10,215       10,743          9,493       10,603

Property, plant, and equipment, net                                          1,023        1,418          1,091          572
                                                                       -----------------------------------------------------
Total Assets                                                              $ 11,238     $ 12,161       $ 10,584     $ 11,175
                                                                       =====================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Trade accounts payable                                                    $  6,463     $  6,132       $  4,966     $  6,207
Bank loans and overdraft facilities                                          3,532        3,755          3,976        2,726
Income and other taxes payable                                                 163          141            309          198
Other current liabilities                                                      123          124            111          110
                                                                       -----------------------------------------------------
Total Current Liabilities                                                   10,281       10,152          9,362        9,241

Commitments and contingencies

Stockholders' Equity

Common Stock ($38.17 par value, 6,000 shares authorized, issued
and outstanding at respective dates)                                           229          229            229          229
Retained earnings                                                              775        1,780          1,027        1,791
Accumulated other comprehensive loss                                           (47)           -            (34)         (86)
                                                                       -----------------------------------------------------
Total Stockholders' Equity                                                     957        2,009          1,222        1,934
                                                                       -----------------------------------------------------
Total Liabilities and Stockholders' Equity                                $ 11,238     $ 12,161       $ 10,584     $ 11,175
                                                                       =====================================================

See accompanying notes.

                                     EXA-3

                                   AGIS S.A.

                              STATEMENTS OF INCOME
              (Monetary amounts in columns expressed in thousands)

                                                              Year ended      Year ended    (Unaudited)     (Unaudited)
                                                               December        December       3 month         3 month
                                                               31, 2000        31, 2001    period ended     period ended
                                                                                             March 31,        March 31,
                                                                                               2001             2002
                                                             -------------------------------------------------------------
Net sales                                                         $49,795       $ 75,449       $ 14,685        $ 16,374
Cost of goods sold, excluding depreciation                         45,849         69,649         13,422          15,614
                                                             -------------------------------------------------------------
                                                                    3,946          5,800          1,263             760

Selling, general and administrative expenses,
excluding depreciation                                              2,270          2,703            530             555
Bad debt expense                                                      115            106            106             137
Depreciation of tangible fixed assets                                 155            165             38              52
                                                             -------------------------------------------------------------

Operating income                                                    1,406          2,826            589              16

Non-operating income (expense)
Interest expense                                                     (421)          (665)          (215)           (132)
Interest income                                                         4             12              -               -
Gain on sale of tangible fixed assets to related
parties                                                                 -              -              -             134
Other income (expenses), net                                           14            (26)             9              50
                                                             -------------------------------------------------------------

Income before income taxes                                          1,003          2,147            383              68

Income tax expense                                                   (362)          (650)          (131)            (57)
                                                             -------------------------------------------------------------

Net income                                                        $   641       $  1,497       $    252        $     11
                                                             =============================================================

See accompanying notes.

                                      EXA-4

                                    AGIS S.A.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              (Monetary amounts in columns expressed in thousands)

                                      Common                    Retained         Accumulated         Total
                                      Stock                     Earnings            other
                                                                                comprehensive
                                                                                income/(loss)
                              -----------------------         -----------     ---------------    -------------
                               No. of         Amount
                               shares
                              ----------    ---------
Balance at December              6,000          $ 229           $   272                $ 7          $   508
31, 1999
Net income                                                          641                  -              641

Foreign currency
translation adjustment
(net of tax )                                                                          (54)             (54)

                                                                                                 -------------
Comprehensive income                 -              -                                                   587


Dividend declared and
paid                                 -              -             (138)                  -            (138)

                              -------------------------       -----------     ---------------    -------------
Balance at December              6,000            229               775                (47)             957
31, 2000

Net income                           -              -             1,497                  -            1,497

Foreign currency
translation adjustment
(net of tax )                                                                           47               47

                                                                                                 -------------
Comprehensive income                 -              -                                                 1,544


Dividend declared and
paid                                 -              -              (492)                 -             (492)

                              -------------------------       -----------     ---------------    -------------
Balance at 31
December 2001                    6,000          $ 229           $ 1,780                $ -          $ 2,009
                              =========================       ===========     ===============    =============

See accompanying notes.

                                      EXA-5

                                    AGIS S.A.

                            STATEMENTS OF CASH FLOWS
                   (Amounts in columns expressed in thousands)

                                                                   Year ended      Year ended      (Unaudited)      (Unaudited)
                                                                  December 31,    December 31,       3 month          3 month
                                                                      2000            2001         period ended     period ended
                                                                                                    March 31,          March 31,
                                                                                                       2001              2002
                                                                 ----------------------------------------------------------------
Operating Activities
Net income                                                            $   641           $1,497          $   252         $    11
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
      Depreciation                                                        155              165               38              52
      Bad debt provision                                                  115              106              106             137
      Deferred income tax benefit                                         (10)             (11)              (9)            (19)
      Gain on disposal of fixed assets                                    (10)              (4)               -            (159)
      Changes in operating assets and liabilities:
           Accounts receivable                                         (1,845)             176              845              19
           Inventories                                                   (386)            (184)            (633)           (959)
           Prepayments and other current assets                            (3)             (11)             (10)            (48)
           Value added tax receivable                                       -             (911)               -             911
           Trade accounts payable                                          69             (331)          (1,497)             75
           Income and other taxes payable                                  38              (22)             146              57
            Other liabilities                                             (72)              52              (14)            (42)
                                                                 ----------------------------------------------------------------

Net Cash Provided by (Used in) Operating Activities                    (1,308)             522             (776)             35

Investing Activities
Purchase of property and equipment                                       (234)            (564)             (91)              -
Proceeds from sale of equipment                                            31                4                -             869
                                                                 ---------------------------------------------------------------
Net Cash provided by (Used in)  Investing Activities                     (203)            (560)             (91)            869


Financing Activities
Proceeds from short-term borrowings                                     3,367            3,755            3,976           2,726
Repayment of short-term borrowings                                     (1,656)          (3,532)          (3,532)         (3,755)
Dividends paid                                                           (138)            (492)               -               -
                                                                 ---------------------------------------------------------------

Net Cash Provided by (Used in) Financing Activities                     1,573             (269)             444          (1,029)
                                                                 ---------------------------------------------------------------
Net Increase (Decrease) in cash and cash equivalents                       62             (307)            (423)           (125)

Cash and cash equivalents at beginning of period                          589              651              651             344
                                                                 ---------------------------------------------------------------
Cash and cash equivalents at end of period                            $   651           $  344          $   228         $   219
                                                                 ===============================================================

Supplement cash flow information:
       Interest paid                                                  $   421           $  665          $   215         $   134

       Income taxes paid                                              $   289           $  678          $    82         $     7

See accompanying notes.

                                      EXA-6

                                   AGIS S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

1. Organization and Description of Business

The business AGIS S.A. was originally organized as a Polish limited liability company during 1990 and on December 15, 1995 was transformed into a Polish joint stock company - AGIS S.A. (the "Company"). The Company's main activities are the wholesale of alcoholic (mainly vodka) beverages. The Company has approximately 200 employees and 14 branch offices, which are located throughout northern-central Poland. The Company's headquarters are located in Torun, Poland and all of the Company's operations are conducted within the boundaries of Poland.

Pursuant to Polish statutory requirements, AGIS S.A. may pay annual dividends, based on its audited Polish statutory financial statements, to the extent of its retained earnings as defined. At December 31, 2001, substantially all retained earnings were available for payment of dividends referred to in Note 8.

2. Accounting Policies

The significant accounting policies and practices followed by the Company are as follows:

Basis of Presentation

The Company maintains its books of account and prepares its statutory financial statements in Polish zloties (PLN) in accordance with Polish statutory requirements and the Accounting Act of September 29, 1994. The accompanying financial statements have been adjusted to reflect accounting principles generally accepted in the United States ("US GAAP").

In the opinion of Company management, the unaudited financial statements as of and for each three month period ended March 31, 2001 and 2002 include all adjustments necessary to present financial position, results of operations and cash flows in accordance with US GAAP. Such adjustments are of a normal recurring nature. The results of operations for the three month period ended March 31, 2002 are not necessarily indicative of the results for the entire year ended December 31, 2002.

Foreign Currency Translation and Transactions

The accompanying financial statements have been prepared in US Dollars.

The Company's functional currency is the local currency - Polish Zloty (PLN). Assets and liabilities are translated to US Dollars at the exchange rate in effect at each year end. Income statement accounts are translated to US dollars at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included as a separate component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for the period.

The exchange rate used on zloty denominated transactions and balances for translation purposes as of December 31, 2000 and 2001 for one U.S. dollar was
4.14 PLN and 3.98 PLN, respectively. The exchange rate as of April 24, 2002 was
4.04 PLN.

The exchange rate used on zloty denominated transactions and balances for translation purposes as of March 31, 2000 and 2001 for one U.S. dollar was 4.10 PLN and 4.13 PLN, respectively. The exchange rate as of August 19, 2002 was 4.16 PLN.

                                      EXA-7

                                    AGIS S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Depreciation periods are as follows:

            Type                                     Depreciation life in years
-------------------------------------- -----------------------------------------
 Land                                                              -
 Buildings                                                     25-40
 Machinery and Equipment                                        3-10
 Transportation Equipment                                        2-5
 Other                                                          2-10

The Company periodically reviews property, plant and equipment, when indicators of impairment exist and if the value of the asset is impaired, an impairment loss is recognized. The Company recognizes impairment losses on long-lived assets in the event the net book values of such assets exceeds the future undiscounted cash flows attributable to such assets. No such impairment adjustment has been recorded by the Company.

Revenue Recognition

Revenue is recognized when goods have been delivered to customers in accordance with United States Securities and Exchange Commission Staff Accounting Bulletin
101. Sales are presented net of sales returns, customer discounts and sales taxes.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market value. Inventories are comprised of spirits and non-alcoholic beverages. The Company has not experienced significant losses from spoilage or obsolescence.

Cash and Cash Equivalents

Short-term investments that have a maturity of three months or less at the date of purchase are classified as cash equivalents. All of the amounts were located in bank accounts in Poland at December 31, 2001 and 2000, and March 31, 2001 and 2002.

Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements.

Income Taxes

The Company computes and records income taxes in accordance with the liability method.

Comprehensive income

Comprehensive income, is defined as all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income includes net income adjusted by, among other items, foreign currency translation adjustments. The currency translation gains and losses on the translation from Polish zloties to US dollars are classified as a separate component of stockholders' equity as "accumulated other comprehensive loss". Such adjustments were the only items effecting accumulated other comprehensive income or loss and 2002 interim periods

During the period ended December 31, 2001, the Company incurred foreign currency translation gains of $47,000 (net of tax). The total of the accumulated other comprehensive loss consists of currency translation adjustments ($8,000 net loss, net of taxes) and hyper-inflation adjustments related to assets purchased prior to January 1, 1998 ($8,000 net gain, net of taxes). At March 31, 2002 (unaudited), the hyper-inflationary foreign currency translation gain in regards to the

                                      EXA-8

                                    AGIS S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

sale of the tangible fixed assets of $16,000 has been reclassified and netted against the gain on the sale of the fixed assets.

The change in comprehensive loss for the three month periods ended March 31, 2000 and 2001 is solely due to translation losses, net.

Employee Benefits

The Company is required pursuant to Polish labor laws, to pay a bonus of one month's salary to employees upon retirement. The estimated liability for these benefits is not accrued on a current basis as it is not material. The Company also accrues for vacation pay.

Recently issued accounting pronouncements

In June 2001, the Financial Accounting Standards Board "FASB" released SFAS 141 "Business Combinations". This statement requires that combinations be accounted for by a single method - the purchase method. This statement also requires among other things, separate recognition of intangible assets apart from goodwill if they meet the prescribed criteria. The provisions of this statement apply to all business combinations initiated after June 30, 2001.

In June 2001, the FASB released SFAS 142 "Goodwill and other intangible assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses among other things, how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001.

The Company does not anticipate that these two statements will have a material effect on its financial statements.

In August 2001, the FASB released SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This standard supersedes SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of". This statement removes goodwill from its scope (addressed in SFAS 142), and addresses long-lived assets to be held and used, to be disposed of other than by sale and to be disposed of by sale. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. The Company does not anticipate that this statement will have a material effect on its financial statements.

                                      EXA-9

                                    AGIS S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

3.  Property, Plant and equipment

Property, plant and equipment, presented net of accumulated depreciation in the balance sheets, consists of:

                                            December 31,   December 31,   (Unaudited)     (Unaudited)
                                                 2000          2001     3 month period  3 month period
                                                                        ended March 31, ended March 31,
                                                                            2001            2002
                                            -----------------------------------------------------------
         Land                                    $    12       $    29          $   12          $    8
         Buildings                                   638           901             638             104
         Machinery and equipment                     121           156             121             163
         Transportation equipment                    565           777             661             745
         Other                                       147           170             147             105
                                            -----------------------------------------------------------
                                                   1,483         2,033           1,579           1,125


         Less accumulated depreciation               460           615             488             553
                                            -----------------------------------------------------------
         Property, plant and equipment,
         net                                     $ 1,023       $ 1,418          $1,091          $  572
                                            ===========================================================

4. Allowances for Doubtful Accounts

Changes in the allowance for doubtful accounts were as follows:

                                              Year ended    Year ended    (Unaudited)     (Unaudited)
                                             December 31,  December 31,  3 month period  3 month period
                                                 2000          2001       ended March     ended March
                                                                            31, 2001        31, 2002
                                            ------------------------------------------------------------
         Balance, beginning of year/
         period                                   $ 283           $398          $ 398             $ 504
         Provision for doubtful accounts            115            106            106               137
                                            ------------------------------------------------------------
         Balance, end of year/ period             $ 398           $504          $ 504             $ 641
                                            ============================================================

                                     EXA-10

                                    AGIS S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

5.  Short-term bank loan and overdraft facilities

During year 2000, the Company had three overdraft facilities as follows: PLN 2,000,000 overdraft facility (secured by bills of exchange and cession rights to receivables, with an interest rate of 3 months WIBOR plus 1.4%); PLN 4,000,000 overdraft facility which was secured similarly (the interest rate applied was 1 month WIBOR plus 0.6%); and a PLN 12,000,000 overdraft facility which was secured with bills of exchange, cession rights to receivables and inventory amounting to PLN 7,000,000, ($1,700,000). There were two new bank loans acquired at March 31, 2001: loan for PLN 1,500,000 having interest of WIBOR plus 0.9% and loan for PLN 500,000 with interest of WIBOR plus 1.2% (both secured with bills of exchange and cession of receivables for 10 of the biggest customer balances). Outstanding amounts were as follows:

                                              December 31, 2000   (Unaudited)
                                                                 March 31, 2001
Polish Zloty (PLN) 2,000 (US$ 488)                      $   387         $     -
Polish Zloty (PLN) 4,000 (US$ 976)                          483             976
Polish Zloty (PLN) 12,000 (US$ 2,927)                     2,662           2,557
Polish Zloty (PLN) 500 (US$122)                               -              77
Polish Zloty (PLN) 1,500 (US$366)                             -             366
                                              ---------------------------------
Total                                                   $ 3,532         $ 3,976
                                              =================================

During year 2001 overdraft facilities acquired were as follows: PLN 1,500,000 overdraft facility secured by bills of exchange and cession rights to receivables, bearing an interest rate of 3 month WIBOR plus 0.9%; PLN 500,000 overdraft facility secured by bills of exchange and cession rights to receivables, bearing interest rate of 3 months WIBOR plus 1.2%; PLN 12,000,000 overdraft facility which was secured with bills of exchange and the Company's inventory, the interest rate was 1 month WIBOR plus 0.8%; loan facility for PLN 500,000 secured with bill of exchange and transfer of ownership of stock, which loan is interest bearing of 1 month WIBOR plus 1%; loan facility for PLN 4,000,000 secured with bill of exchange and cession of receivables, which loan bears interest of 3 months WIBOR plus 0.6%. At March 31, 2001 the Company increased their original overdraft of PLN 4,000,000 to PLN 14,000,000 with no modifications of terms. The Company also acquired a new loan for PLN 500,000 secured with bill of exchange, transfer of stock ownership and cession of receivables, which loan is bearing interest of 3 months WIBOR plus 0.9%. Outstanding amounts were as follows:

                                                                  (Unaudited)
                                              December 31, 2001  March 31, 2002

Polish Zloty (PLN) 12,000 (US$ 2,904)                   $ 2,418          $     -
Polish Zloty (PLN) 1,500 (US$ 376)                          376                -
Polish Zloty (PLN) 4,000 (US$ 968)                          940                -
Polish Zloty (PLN) 500 (US$ 121)                             21               78
Polish Zloty (PLN) 14,000 (US$ 3,388)                         -            2,648
                                              ----------------------------------
Total                                                   $ 3,755          $ 2,726
                                              ==================================

The weighted average interest rate on short-term borrowings at December 31, 2001 and 2000 was approximately 18.51% and 22.45% respectively.

                                     EXA-11

                                    AGIS S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

6. Income Taxes

Income tax expense is summarized below:

                                                         Year ended      Year ended     (Unaudited)     (Unaudited)
                                                        December 31,    December 31,      3 month         3 month
                                                            2000            2001       period ended     period ended
                                                                                          March 31,       March 31,
                                                                                            2002           2002
                                                      -------------------------------------------------------------
Current Polish income tax expense                              $ 376          $ 661           $ 138           $ 13
Deferred Polish tax benefit, net                                 (14)           (11)             (7)            44
                                                      -------------------------------------------------------------
Income tax expense                                             $ 362          $ 650           $ 131           $ 57
                                                      =============================================================

Total income tax expense varies from expected income tax expense computed at Polish statutory rates (30% in 2000 and 28% in 2001 and 2002) as follows:

                                                         Year ended      Year ended     (Unaudited)     (Unaudited)
                                                        December 31,    December 31,      3 month         3 month
                                                            2000            2001        period ended   period ended
                                                                                          March 31,       March 31,
                                                                                            2001            2002
                                                      ---------------------------------------------------------------
Tax at Polish statutory rate                                   $ 301          $ 601           $ 107           $ 24
Increase in deferred tax asset valuation allowance
relating primarily to bad debt expense                            14             21              21             27
Permanent differences between financial and
taxable income                                                    47             28               3              6

                                                      -------------------------------------------------------------
Income tax expense                                             $ 362          $ 650           $ 131           $ 57
                                                      =============================================================

Significant components of the Company's deferred tax assets are as follows :

                                                   Year ended        Year ended        (Unaudited)      (Unaudited)
                                                  December 31,      December 31,         3 month          3 month
                                                      2000              2001          period ended     period ended
                                                                                        March 31,        March 31,
                                                                                          2001             2002
                                                 --------------------------------------------------------------------
Deferred tax assets:
       Allowance for doubtful accounts                      $111              $141                141            180
       receivable
       Accrued expenses, deferred income                       4                 6                  4             13
       and prepaids, net
                                                 --------------------------------------------------------------------
                                                             115               147                145            193
Less valuation allowance                                     (78)              (99)               (99)          (126)
                                                 --------------------------------------------------------------------
Net deferred tax asset                                      $ 37              $ 48               $ 46          $  67
                                                 ====================================================================

Valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets will not be realized in the future. These evaluations are based on expected future taxable income and expected reversals of the various net deductible temporary differences. The valuation allowance relates solely to the estimated future tax deductibility of the allowance for bad debts which may not be deductible under local statutes.

                                     EXA-12

                                    AGIS S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

In November 1999, legislation was enacted which reduced the corporate income tax rates in Poland effective January 1, 2000 to 30% in 2000, 28% in 2001 and 2002, 24% in 2003 and 22% thereafter.

The Company's tax liabilities (including corporate income tax, Value Added Tax
(VAT), social security and other taxes) may be subject to examinations by Polish tax authorities for up to five years from the end of the year the tax is payable. As the application of tax laws and regulations and transactions are susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date upon final determination by the tax authorities.

7. Financial Instruments, Commitments and Contingent Liabilities

Financial Instruments With On-Balance Sheet Risk and Their Fair Values

Financial instruments with on-balance sheet risk include cash and cash equivalents, accounts receivable, certain other current assets, trade accounts payable, bank loans and overdraft facilities, and other payables. These financial instruments are shown separately in the balance sheets and their carrying values approximate their fair values. This is because substantially all of these financial instruments have short maturity periods or carry interest at rates that approximate current market rates. The Company does not utilize financial derivatives.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable from Polish companies. The Company restricts temporary cash investments to financial institutions with high credit standing. Credit is given to customers only after a thorough review of their credit worthiness. The Company does not normally require collateral with respect to credit sales. As of December 31, 2000 and 2001, the Company had no customers which accounted for more than 10 percent of outstanding receivables. The Company has not experienced large credit losses in the past.

Supply contracts

The Company has various agreements covering its sources of supply. Either party on relatively short notice may terminate some of them. Thus, there is a risk that some portion of the Company's supply of products could be curtailed at any time. Management believes that if these arrangements were terminated that alternative suppliers would be found without significant disruption to the business.

Lease Obligations

The Company has cancelable rental agreements for a number of the branch office locations. Monthly rentals range from approximately $1000 to $2000. All the branch office leases can be terminated by either party within two to three months.

The rental expense incurred under operating leases were as follows:

                                           Year ended          Year ended          (Unaudited)          (Unaudited)
                                        December 31, 2000   December 31, 2001        3 month          3 month period
                                                                                period ended March    ended March 31,
                                                                                     31, 2001              2002
                                       --------------------------------------------------------------------------------
Rent expense                                        $ 169               $155                  $ 39               $ 54
                                       ================================================================================

                                     EXA-13

                                    AGIS S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

8. Subsequent Events

On April 24, 2002, the shareholders of the Company sold all of their shares to Central European Distribution Corporation ("CEDC"), a United States company and to its wholly-owned subsidiary Carey Agri International Poland. The sales price consisted of approximately $4,568,000 of cash and 172,676 unregistered newly issued common shares of CEDC, with a six -month restriction on sale.

In contemplation of the sale of the Company, all the real estate owned by the Company was sold to the former shareholders for a price of $869,000. The Company also sold other assets to the former shareholders (two vehicles). The proceeds from the sale of these assets were received on the date of the sale. The Company recognized a gain of approximately $134,000, which has been separately disclosed in the statement of operations.

Prior to the sale of the Company, a cash dividend of $1,412,415 was declared. The dividend is to be paid over two equal installments starting on May 31, 2002.

                                     EXA-14